Exhibit 99.1


 Friendly Ice Cream Corporation Reports Second Quarter 2003 Results;
  Tenth Consecutive Quarter of Positive Comparable Restaurant Sales


    WILBRAHAM, Mass.--(BUSINESS WIRE)--July 24, 2003--Friendly Ice Cream Corporation (AMEX: FRN) today reported net income for the three-months-ended June 29, 2003 of $3.1 million, or $0.41 per share, compared to net income of $3.8 million, or $0.49 per share, reported for the three-months-ended June 30, 2002. Included in the 2002 second quarter results was the favorable impact of $0.4 million pre-tax, or $0.03 per share, from the reduction of the Company's restructuring reserve.
    Comparable restaurant sales increased 2.4% for the 2003 second quarter as compared to the 2002 second quarter. This increase marks the Company's tenth consecutive quarter of comparable restaurant sales growth. Total revenues for the three-months-ended June 29, 2003 were $155.6 million, an increase of 2.3%, when compared to total revenues of $152.2 million for the three-months-ended June 30, 2002. Case volume in the Company's retail supermarket business increased 15.6% for the quarter when compared to the prior year.
    Net income for the six-months-ended June 29, 2003 was $1.6 million, or $0.21 per share compared to net income of $3.4 million, or $0.44 per share, reported for the six-months-ended June 30, 2002.
    Total revenues increased $2.9 million, or 1.1%, to $284.3 million for the six-months-ended June 29, 2003 from $281.4 million for the same period in 2002. Year-to-date, comparable restaurant sales increased 1.4% and case volume in the retail supermarket business increased by 11.2%.
    "We are pleased with the Company's continued revenue growth despite the above average rainfall and unseasonably cool weather which negatively impacted our ice cream snack business," stated John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream. "Our food business in the lunch and dinner dayparts has remained strong and drove the second quarter comparable restaurant sales increase. Ten consecutive quarters of positive comparable restaurant sales is the result of continued improvements to guest satisfaction, targeted marketing and the strength of the Friendly's brand. Guest satisfaction, supported by training initiatives and management incentive programs, continues to be the top priority for Friendly's."
    "During the second quarter, thirteen restaurants were re-modeled as part of our Impact Re-model program. The Impact program improves the appearance of our restaurants while reinforcing our 68-year ice cream heritage. For the year, twenty-four restaurants have been re-modeled. One new company restaurant was opened in the quarter and we plan to open three new company restaurants in total for the year."

    Business Segment Results

    In the 2003 second quarter, pre-tax income in the restaurant segment was $10.4 million, or 8.5% of restaurant revenues, compared to $11.3 million, or 9.2% of restaurant revenues, in the second quarter 2002. Restaurant labor expense was higher than in the prior year due to less than anticipated snack daypart sales, which decreased in the current period due to cooler temperatures, and higher fringe benefit costs. Results were also unfavorably impacted by increased advertising costs. These higher costs were partially offset by a 2.4% increase in restaurant comparable sales and a 0.4% reduction in restaurant cost of sales due in part to improved food cost controls.
    Pre-tax income in the Company's foodservice segment was $4.5 million in the second quarter of 2003 compared to $4.6 million in the second quarter 2002. The slight decline was mainly due to an unfavorable product mix resulting from less restaurant ice cream sales versus the prior year. Partially offsetting this decline was a 15.6% increase in case volume in the retail supermarket business.
    Pre-tax income in the franchise segment increased $0.3 million in the 2003 second quarter to $2.0 million from $1.7 million in the prior year. The improvement is primarily due to higher royalty revenue from increased comparable franchised restaurant sales.
    Corporate expenses of $11.7 million in the second quarter of 2003 decreased by $0.1 million, or 1%, as compared to the second quarter of 2002 mainly due to lower depreciation expense associated with certain purchased software at the Company's headquarters and lower interest expense resulting from reduced debt levels. These decreases were partially offset by a reduction in the benefit realized from the Company's pension plan when compared to the prior year.
    An investor conference call to review second quarter 2003 results will be held on Friday, July 25, 2003 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.
    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 540 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 3,500 supermarkets and other retail locations. With a 68-year operating history, Friendly's enjoys strong brand recognition and is currently revitalizing its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

                  -- Financial Statements to follow -



                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
            (In thousands, except per share and unit data)
                              (unaudited)


                                 Quarter Ended      Six Months Ended
                               -----------------   -------------------
                               June 29,  June 30,  June 29,  June 30,
                                 2003      2002      2003      2002
                               ---------------------------------------


Restaurant Revenues            $123,002  $121,893  $226,170  $226,149
Foodservice Revenues             29,936    27,738    53,203    50,527
Franchise Revenues                2,710     2,550     4,965     4,679
                               --------- --------- --------- ---------

REVENUES                        155,648   152,181   284,338   281,355

COSTS AND EXPENSES:
  Cost of sales                  55,179    52,952   101,156    98,992
  Labor and benefits             43,796    42,243    81,924    80,161
  Operating expenses             30,539    29,422    55,602    53,462
  General and administrative
   expenses                       9,170     8,681    18,458    17,280
  Reduction of restructuring
   reserve                            -      (400)        -      (400)
  Write-downs of property and
   equipment                          -       311         -       431
  Depreciation and
   amortization                   5,746     6,387    11,373    13,073
Loss on sales of other
 property and
 equipment, net                     835       129     1,408       641
                               --------- --------- --------- ---------

OPERATING INCOME                 10,383    12,456    14,417    17,715

Interest expense, net             6,092     6,215    12,194    12,552
                               --------- --------- --------- ---------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                    4,291     6,241     2,223     5,163

Provision for income taxes       (1,201)   (2,426)     (622)   (1,756)
                               --------- --------- --------- ---------

NET INCOME AND COMPREHENSIVE
 INCOME                          $3,090    $3,815    $1,601    $3,407
                               ========= ========= ========= =========


NET INCOME PER SHARE:
  Basic                           $0.42     $0.52     $0.22     $0.46
                               ========= ========= ========= =========
  Diluted                         $0.41     $0.49     $0.21     $0.44
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES:
  Basic                           7,441     7,366     7,428     7,359
                               ========= ========= ========= =========
  Diluted                         7,574     7,722     7,564     7,668
                               ========= ========= ========= =========

NUMBER OF COMPANY UNITS:
Beginning of period                 385       390       387       393
Openings                              1         -         1         -
Closings                             (4)        -        (6)       (3)
                               --------- --------- --------- ---------
End of period                       382       390       382       390
                               ========= ========= ========= =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                 164       166       162       167
Openings                              -         1         2         3
Closings                             (2)       (2)       (2)       (5)
                               --------- --------- --------- ---------
End of period                       162       165       162       165
                               ========= ========= ========= =========




                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
                     Percentage of Total Revenues
                     ----------------------------
                              (unaudited)

                                  Quarter Ended    Six Months Ended
                                 ---------------   -----------------
                                 June 29, June 30,  June 29, June 30,
                                   2003     2002      2003     2002
                                 -----------------------------------


Restaurant Revenues               79.0 %   80.1 %    79.5 %   80.4 %
Foodservice Revenues              19.2 %   18.2 %    18.7 %   17.9 %
Franchise Revenues                 1.8 %    1.7 %     1.8 %    1.7 %
                                 -------  -------   -------  -------

REVENUES                         100.0 %  100.0 %   100.0 %  100.0 %

COSTS AND EXPENSES:
  Cost of sales                   35.5 %   34.8 %    35.6 %   35.2 %
  Labor and benefits              28.1 %   27.8 %    28.8 %   28.5 %
  Operating expenses              19.6 %   19.3 %    19.5 %   19.0 %
  General and administrative
   expenses                        5.9 %    5.7 %     6.5 %    6.1 %
  Reduction of restructuring
   reserve                           -     (0.3)%       -     (0.1)%
  Write-downs of property and
   equipment                         -      0.2 %       -      0.2 %
  Depreciation and amortization 3.7 % 4.2 % 4.0 % 4.6 % Loss on sales of other property
  and equipment, net               0.5 %    0.1 %     0.5 %    0.2 %
                                 -------  -------   -------  -------

OPERATING INCOME                   6.7 %    8.2 %     5.1 %    6.3 %

Interest expense, net              3.9 %    4.1 %     4.3 %    4.5 %
                                 -------  -------   -------  -------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                     2.8 %    4.1 %     0.8 %    1.8 %

Provision for income taxes        (0.8)%   (1.6)%    (0.2)%   (0.6)%
                                 -------  -------   -------  -------

NET INCOME AND COMPREHENSIVE
 INCOME                            2.0 %    2.5 %     0.6 %    1.2 %
                                 =======  =======   =======  =======




                    Friendly Ice Cream Corporation
                    ------------------------------
                 Condensed Consolidated Balance Sheets
                 -------------------------------------
                            (In thousands)


                                                  June 29,    Dec. 29,
                                                    2003        2002
                                                ------------ ---------
                                                 (unaudited)


                                 Assets
                                 ------

  Current Assets:
    Cash and cash equivalents                       $30,747   $34,341
    Other current assets                             42,395    38,964
                                                ------------ ---------
  Total Current Assets                               73,142    73,305

  Property and Equipment, net                       162,892   158,373

  Intangibles and Other Assets, net                  24,633    25,520
                                                ------------ ---------

                                                   $260,667  $257,198
                                                ============ =========


                 Liabilities and Stockholders' Deficit
                 -------------------------------------

  Current Liabilities:
    Current maturities of debt, capital
      lease and finance obligations                  $1,840    $2,393
    Other current liabilities                        72,879    70,344
                                                ------------ ---------
  Total Current Liabilities                          74,719    72,737

  Deferred Income Taxes                               1,886     1,533

  Capital Lease and Finance Obligations               4,743     5,044

  Long-Term Debt                                    231,284   231,830

  Other Long-Term Liabilities                        49,819    49,756

  Stockholders' Deficit                            (101,784) (103,702)
                                                ------------ ---------

                                                   $260,667  $257,198
                                                ============ =========




                    Friendly Ice Cream Corporation
                    ------------------------------
                      Selected Segment Reporting
                             Information:
                      --------------------------
                            (in thousands)
                            --------------

                                    For the            For the
                               Three Months Ended   Six Months Ended
                               -------------------------------------
                                 June     June      June     June
                                 2003     2002(1)   2003     2002(1)
                               ------------------ ------------------
Revenues before elimination of
 intersegment revenues:
Restaurant                     $123,002 $121,893  $226,170 $226,149
Foodservice                      64,633   61,964   116,959  113,676
Franchise                         2,710    2,550     4,965    4,679
                               ------------------ ------------------
Total                          $190,345 $186,407  $348,094 $344,504
                               ================== ==================

Intersegment revenues:
Foodservice                    $(34,697)$(34,226) $(63,756)$(63,149)
                               ================== ==================

Revenues:
Restaurant                     $123,002 $121,893  $226,170 $226,149
Foodservice                      29,936   27,738    53,203   50,527
Franchise                         2,710    2,550     4,965    4,679
                               ------------------ ------------------
Total                          $155,648 $152,181  $284,338 $281,355
                               ================== ==================

EBITDA (2):
Restaurant (3)                  $14,402  $15,163   $24,483  $27,268
Foodservice (3)                   5,258    5,398     8,447    8,964
Franchise (3)                     2,002    1,755     3,563    3,136
Corporate (3)                    (4,587)  (3,981)   (9,351)  (8,383)
(Loss) gain on property and
 equipment, net, excluding
 write-downs of property
 and equipment                     (882)     482    (1,223)     (33)
Reduction of restructure
 reserve                              -      400         -      400
                               ------------------ ------------------
Total                           $16,193  $19,217   $25,919  $31,352
                               ================== ==================

Interest expense, net            $6,092   $6,215   $12,194  $12,552
                               ================== ==================

Depreciation and amortization:
Restaurant                       $3,965   $3,889    $7,765   $7,986
Foodservice                         746      828     1,482    1,671
Franchise                            38       66        77      139
Corporate                           997    1,604     2,049    3,277
                               ------------------ ------------------
Total                            $5,746   $6,387   $11,373  $13,073
                               ================== ==================

Other non cash expenses:
Corporate                           $64      $63      $129     $133
Write-downs of property and
 equipment                            -      311         -      431
                               ------------------ ------------------
Total                               $64     $374      $129     $564
                               ================== ==================

Income (loss) before benefit
 from income taxes:
Restaurant (3)                  $10,437  $11,274   $16,718  $19,282
Foodservice (3)                   4,512    4,570     6,965    7,293
Franchise (3)                     1,964    1,689     3,486    2,997
Corporate (3)                   (11,740) (11,863)  (23,723) (24,345)
                               ------------------ ------------------
                                  5,173    5,670     3,446    5,227
(Loss) gain on property and
 equipment, net, excluding
 write-downs of property
 and equipment                     (882)     171    (1,223)    (464)
Reduction of restructure
 reserve                              -      400         -      400
                               ------------------ ------------------
Total                            $4,291   $6,241    $2,223   $5,163
                               ================== ==================

(1) Certain amounts have been reclassified to conform with the current period presentation.

(2) EBITDA represents net income before (i) benefit from income taxes,
(ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment and (v) other non-cash items. The Company has included information concerning EBITDA in this schedule and its Form 10-Q because the Company's management incentive plan pays bonuses based on achieving EBITDA targets and the Company believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(3) Amounts are prior to gains (losses) on property and equipment



    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400 x3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400 x2814